SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2012

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On January 20, 2012, CenterState Banks, Inc. (the “Company”) announced that its’ wholly owned subsidiary, CenterState Bank of Florida, N.A. (“CenterState”) had acquired the banking operations of Central Florida State Bank in Belleview, Florida near Ocala (“Central FL”) in the center part of the State, through an agreement with the Federal Deposit Corporation (“FDIC”). CenterState entered into a purchase and assumption agreement with the FDIC, as receiver of Central FL, on January 20, 2012, pursuant to which CenterState acquired the loans and certain assets and assumed the deposits and certain liabilities of Central FL. The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by the FDIC and CenterState. Once such terms are finalized, the acquisition will be deemed effective as of January 20, 2012.

Currently, the acquisition is expected to provide CenterState with loans of approximately $48 million (before loan discounts and FDIC receivables), repossessed real estate (“OREO”) of approximately $3.9 million, investment securities of approximately $1.9 million, and deposits of approximately $65 million. CenterState did not pay the FDIC a premium to assume the deposits, and entered into a loss share arrangement whereby the FDIC is obligated to reimburse CenterState for 80% of losses with respect to substantially all of the acquired loans and OREO.

Central FL has four branch banking locations each of which are within two miles of an existing CenterState branch. The Company expects significant branch overlap efficiencies. The transaction is expected to be between $0.025 and $0.03 per share accretive to earnings and neutral to tangible book value, with an IRR in the range of 25%.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements. Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or any of its subsidiaries to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2010, and otherwise in our SEC reports and filings.

Item 9.01.	Exhibits.

The following exhibit is furnished as Regulation FD Disclosure to this Current Report on Form 8-K:

Exhibit 99.1     Acquisition announcement and investor presentation dated January 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ JAMES J. ANTAL
James J. Antal Senior Vice President and Chief Financial Officer

Date: January 20, 2012

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